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                                                                    EXHIBIT 23.2


                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the General Scanning Inc. 1981 Incentive Stock Option Plan, the General Scanning Inc. 1992 Stock Option Plan, and the General Scanning Inc. 1995 Directors' Warrant Plan, of GSI Lumonics Inc., of our report dated February 9, 1998 with respect to the consolidated financial statements of Lumonics Inc. in its Amendment No. 2 to the Registration Statement (Form S-4
No. 333-71449) and related Prospectus of Lumonics Inc. dated February 11, 1999, filed with the Securities and Exchange Commission.


Ottawa, Canada                                     /s/ ERNST & YOUNG LLP
February 12, 1999                                  Chartered Accountants